2000 NONQUALIFIED STOCK OPTION PLAN
                                       OF
                                 VDI MULTIMEDIA


1.       PURPOSES OF THE PLAN

         The purpose of the 2000 Nonqualified Stock Option Plan ("Plan") of VDI MultiMedia, a California corporation (the "Company"), is solely to attract people who have not previously been employed by the Company through the granting of options to them as a substantial inducement to join the Company. Options granted under this Plan ("Options") may only be "nonqualified stock options" ("NQOs").

2.       ELIGIBLE PERSONS

         Every person who at the date of an agreement to become employed by the Company, or at the date to grant of an Option, is not yet employed by the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. Every person who at the date of grant is a consultant or adviser to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Internal Revenue Code of 1986, as amended (the "Code").

3.       STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

         Subject to the provisions of Section 6.1.1 of this Plan, the total number of shares of stock which may be issued under Options granted pursuant to this Plan shall not exceed 2,000,000 shares of Common Stock. The shares covered by the portion of any grant under this Plan which expires, terminates or is cancelled unexercised shall become available again for grants under this Plan. Where the exercise price of an Option is paid by means of the optionee's surrender of previously owned shares of Common Stock or the Company's withholding of shares otherwise issuable upon exercise of the Option as permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" and no longer available for issuance under this Plan.

4.       ADMINISTRATION

         (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 or "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.


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         (b) Subject to the other  provisions  of this Plan,  the  Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to construe and interpret the terms and provisions of this Plan and of any option agreement and all Options granted under this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to reduce the exercise price of any Option; (x) to accelerate or defer (with the consent of the optionee) the exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xii) to
make  all  other   determinations   deemed   necessary  or  advisable   for  the
administration of this Plan or any option agreement or Option. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

         (c) All questions of interpretation, implementation, and application of this Plan or any option agreement or Option shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.       GRANTING OF OPTIONS; OPTION AGREEMENT

         (a) No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

         (b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted. In the event of a conflict between the terms or conditions of an option agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.

6.       TERMS AND CONDITIONS OF OPTIONS

         Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1.

            6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

            6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company's subsidiary, appropriate adjustments shall be made by the Administrator, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

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            6.1.2 Corporate  Transactions.  Except as otherwise  provided in the stock option agreement, in the event of a Corporate Transaction (as defined below), the Administrator shall notify each optionee at least 30 days prior thereto or as soon as may be practicable. To the extent not previously exercised, all Options shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may (i) permit exercise of any Options prior to their termination, even if such Options would not otherwise have been exercisable, and (ii) provide
that  all  outstanding   Options  shall  be  assumed  or  an  equivalent  option
substituted by an applicable successor corporation or any Affiliate of the successor corporation in the event of a Corporate Transaction. A "Corporate Transaction" means a liquidation or dissolution of the Company, a merger or consolidation of the Company with or into another corporation or entity, a sale of all or substantially all of the assets of the Company, or a purchase or other acquisition of more than 50 percent of the outstanding capital stock of the Company in a single transaction or a series of related transactions by one person or more than one person acting in concert.

            6.1.3. Time of Option Exercise. Subject to Section 5, an Option granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

            6.1.4 Option Grant Date. The date of grant of an Option under this Plan shall be the effective date of the stock option agreement granting the Option.

            6.1.5 Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

            6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

               (a) Acceptance of the optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

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               (b) Subject to the discretion of the  Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

               (c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

               (d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

            6.1.7 Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

            6.1.8 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator notwithstanding anything to the contrary in this Plan or any agreement signed in connection with this Plan.

            6.1.9 Determination of Value. For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

               (a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

               (b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business.

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            6.1.10  Option  Term.  No Option shall be  exercisable  more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

            6.1.11 Exercise for Restricted Stock. At the discretion of the Administrator, an option granted under this plan may be exercised prior to vesting in exchange for stock bearing the same forfeiture and nontransferability restrictions (the "Restrictions") as the unvested portion of the option exercised (the "Restricted Stock") or such other or additional restrictions and conditions as the Administrator shall prescribe. The Restricted Stock shall vest, and the Restrictions shall lapse, upon the same terms and conditions as the exercised options. The Restricted Stock shall bear a legend stating the Restrictions; and when, and under what circumstances, the Restrictions shall lapse, and the stock shall vest.

            6.2 Terms and Conditions to Which Options Are Subject. Options granted under this Plan, which are designated as NQOs, shall be subject to the following terms and conditions:

            6.2.1.Exercise Price.

               (a) The exercise price of an NQO shall be the amount determined by the Administrator as specified in the option agreement.

               (b) To the extent required by applicable laws, rules and regulations, the exercise price of an NQO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

            6.2.2 Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, "employment" includes service as a director, consultant or adviser. For purposes of this
Section 6.2.2, an optionee's employment shall not be deemed to terminate by reason of the optionee's transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

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7.       MANNER OF EXERCISE

         (a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and
6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

         (b) Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.       EMPLOYMENT OR CONSULTING RELATIONSHIP

         Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment, consulting or advising at any time, nor confer upon any optionee any right to continue in the employ of, or consult or advise with, the Company or any of its Affiliates.

9.       CONDITIONS UPON ISSUANCE OF SHARES

            9.1 Securities Act. Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

            9.2 Non-Compete Agreement. As a further condition to the receipt of Common Stock pursuant to the exercise of an Option, an optionee may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which an Option is outstanding to such Optionee and for six months after any exercise of an Option or the receipt of Common Stock pursuant to the exercise of an Option. Failure to comply with this condition shall cause such Option and the exercise or issuance of shares thereunder to be rescinded and the benefit of such exercise or issuance to be repaid to the Company.

10.      NONEXCLUSIVITY OF THIS PLAN

         The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

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11.      MARKET STANDOFF

         Each optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

12.      AMENDMENTS TO PLAN

         The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and NQOs granted under this Plan to the requirements of federal or other tax laws relating to stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless the Board otherwise concludes that stockholder approval is advisable.

13.      EFFECTIVE DATE OF PLAN; TERMINATION

         This Plan shall become effective upon adoption by the Board. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not Options previously granted under this Plan) shall terminate within ten years from the date of its adoption by the Board. Such termination shall not affect any outstanding Options.


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